Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS SECOND-QUARTER 2020 RESULTS

•Second-quarter revenue of $2.7 billion decreased 4% on a reported basis, 1% on a constant currency basis and 2% on an operational basis1
•Second-quarter U.S. GAAP earnings per share (EPS) of $0.48 declined 20%; adjusted EPS of $0.64 declined 24%
•Baxter expects full-year 2020 reported sales growth between -1% to +1%; constant currency and operational sales growth of flat to up low single digits
•Baxter expects full-year U.S. GAAP EPS of $2.40 to $2.50; adjusted EPS of $3.00 to $3.10

DEERFIELD, Ill., JULY 30, 2020 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the second quarter of 2020 and provided its outlook for full-year 2020.
“Baxter colleagues worldwide continue to address the urgent needs of patients, clinicians and first responders in the ongoing battle against COVID-19, while bringing our life-sustaining products to all those who depend on us for chronic and acute care,” said José (Joe) E. Almeida, chairman and chief executive officer. “Our medically essential portfolio, geographic reach, and the power of our business transformation strengthen our underlying resilience as we navigate today’s unprecedented landscape, position for tomorrow’s challenges, and embrace our strategic opportunities. I am proud of our 50,000 employees, who are motivated by our Mission to Save and Sustain Lives and dedicated to enhancing value for all of our stakeholders.”

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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Second-Quarter Financial Results
Worldwide sales in the second quarter totaled approximately $2.7 billion, a decrease of 4% on a reported basis, 1% on a constant currency basis and 2% on an operational basis compared to the prior-year period. Operational sales in the second quarter exclude the impact of foreign exchange and the company’s recent acquisition of Seprafilm.
Sales in the U.S. totaled $1.1 billion, decreasing 6% on a reported basis and 7% on an operational basis. International sales of $1.6 billion decreased 3% on a reported basis and increased 1% on both a constant currency and operational basis.
Among Baxter’s global business units (GBUs), Acute Therapies delivered growth on both a reported and constant currency basis of over 40% in the quarter, reflecting increased product demand due to the COVID-19 pandemic. The company’s Renal Care and Clinical Nutrition GBUs also contributed to performance in the quarter, advancing low single digits on a reported basis and mid-single digits on a constant currency basis. This helped partially offset declines in Baxter’s Medication Delivery, Pharmaceuticals, and Advanced Surgery businesses, which were negatively impacted by lower rates of hospital admissions and declines of elective surgeries in the wake of the pandemic. Demand in the second quarter was also affected by increased customer purchases late in the first quarter, as hospitals prepared for the expected inflow of COVID-19 patients. Sales in Baxter’s Americas geographic region declined 7% on a reported basis and 5% on a constant currency basis; sales in Europe, Middle East and Africa (EMEA) declined 1% on a reported basis and increased 1% on a constant currency basis; and in Asia Pacific (APAC), reported and constant currency sales increased 1% and 5%, respectively.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s GBUs and geographic segments.
For the second quarter, net income attributable to Baxter was $246 million, or $0.48 per diluted share, a decline of 20% on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $83 million after-tax, which were primarily related to intangible asset amortization, intangible asset impairment expenses and business optimization charges. On an adjusted basis, net income attributable to Baxter totaled $329 million in the second quarter, or $0.64 per diluted share. Adjusted earnings per diluted share declined 24% in the quarter, reflecting lower sales and increased manufacturing and logistics related expenses resulting from the impact of

COVID-19, as well as incremental interest expense and a higher tax rate as compared to the prior-year period.
First-Half 2020 Financial Results
Baxter’s first-half 2020 worldwide sales totaled approximately $5.5 billion, an increase of 1% on a reported basis and 3% on both a constant currency and operational basis compared to the same period in 2019. Year-to-date operational sales exclude the impact of foreign exchange and the company’s recent acquisition of Seprafilm.
Sales in the U.S. totaled $2.3 billion, increasing 1% on a reported basis and remaining even with year-to-date 2019 performance on an operational basis. International sales of approximately $3.2 billion increased 1% on a reported basis, 5% on a constant currency basis and 4% on an operational basis.
All three of Baxter’s geographic segments contributed to positive sales performance year to date at constant currency rates. Among Baxter’s GBUs, constant currency growth in Acute Therapies, Clinical Nutrition, and Renal Care helped offset flat to declining growth in Medication Delivery, Pharmaceuticals, and Advanced Surgery. The accompanying schedules include additional details on sales performance by geographic segment and GBU.
On a U.S. GAAP basis, first-half 2020 net income attributable to Baxter totaled $578 million, or $1.12 per diluted share, declining 11% as compared to the prior-year period. These results include special items totaling $176 million after-tax, which were primarily related to intangible asset amortization, acquisition and integration expenses, business optimization charges, and costs related to the investigation of foreign exchange gains and losses and related legal matters. On an adjusted basis, net income attributable to Baxter for the year-to-date period totaled $754 million, or $1.46 per diluted share, decreasing 9% compared to the prior-year period.
Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission for patients. Among recent highlights, the company:

__________________________
2See links to original press releases for additional product information.

•Announced CE marking in Europe and regulatory approval from Australia’s Therapeutic Goods Administration (TGA) for the Evo IQ Syringe Infusion System, which can be used to deliver small volumes of medications and other fluids to patients in a controlled manner. The device is part of the broader Evo IQ Infusion Platform and is supported by Baxter’s web-based Dose IQ Safety Software and wireless IQ Enterprise Connectivity Suite to help reduce potentially harmful programming errors.
•Received U.S. Food and Drug Administration (FDA) clearance of Altapore Shape Bioactive Bone Graft, the latest addition to Baxter’s next-generation bone graft substitute product line. The product is designed to enhance bone growth and help achieve fusion, which can lead to reduced pain and other improved clinical outcomes for patients.
•Announced results of the Fluid Response Evaluation in Sepsis Hypotension and Shock (FRESH) study using the Starling Fluid Management Monitoring System, recently published in the CHEST medical journal, the official publication of the American College of Chest Physicians. Performed at 13 hospitals across the United States and United Kingdom, the FRESH study demonstrates lower net fluid balance, reduced mechanical ventilation, and reduced kidney injury in septic shock patients when a non-invasive dynamic assessment is used to guide intravenous (IV) fluid and vasopressor administration.
Corporate Responsibility
Last month, in response to horrific actions against the Black community in the United States, Baxter’s senior leadership team announced a formal commitment to stand up against racial injustice. Working in close collaboration with the company’s Baxter Black Alliance business resource group, Baxter has now launched a multi-dimensional initiative to advance inclusion and racial justice within the workplace and among the communities and markets Baxter serves. The company is fully committed to promoting the power of diversity worldwide in support of its Mission to Save and Sustain Lives.
Baxter’s progress toward realizing its corporate citizenship priorities and goals is addressed in its annual Corporate Responsibility Report, published in June. The report details key developments in driving the sustainability of products and operations, improving access to care for underserved communities, and fostering a best place to work.

Baxter continues to be recognized for its commitment to corporate social responsibility and workplace excellence. The company most recently:
•Ranked in the top 10% on Disability:IN’s Disability Equality Index, designating Baxter as a Best Place to Work for Disability Inclusion.
•Was named to 3BL Media’s list of 100 Best Corporate Citizens for 2020.
•Was recognized by Forbes as one of the Best Employers for Women 2020.
2020 Financial Outlook
For full-year 2020, Baxter expects sales growth compared to the prior-year period to be between -1% to 1% on a reported basis and to be flat to up low single digits on both a constant currency and operational basis. The company expects U.S. GAAP earnings of $2.40 to $2.50 per share and adjusted earnings, before special items, of $3.00 to $3.10 per share. This outlook assumes, among other things, a sequential improvement on a quarterly basis in both hospital admissions and surgical volumes, although still below prior-year levels.
A webcast of Baxter’s second-quarter 2020 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on July 30, 2020. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and year-to-date periods ended June 30, 2020 and projected full-year 2020, operational sales growth excludes the impact of foreign exchange and the company’s recent acquisition of Seprafilm. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s recent acquisition of Seprafilm.
For the quarter and year-to-date periods ended June 30, 2020 and projected full-year 2020, special items include intangible asset amortization and impairment charges, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, and investigation and related costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management and the company’s Board of Directors use these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results and business development activities and outlook for full-year 2020. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products (including the impact of reduced hospital admission rates and elective surgery volumes); product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the novel strain of coronavirus (COVID-19), including any potential resurgence, on us and our customers and suppliers, including foreign governments in countries in which we operate; breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft (as a result of increased remote working arrangements or otherwise); the adequacy of the company’s cash flows from operations (which may be negatively impacted by collectability concerns as a result of the COVID-19 pandemic or otherwise) and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; the impacts of the material weakness identified as a result of the internal investigation and our remediation efforts, including the risk that we may experience additional material weaknesses or other deficiencies; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multi-year capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical and Seprafilm Adhesion Barrier from Sanofi); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Forms 10-K and 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Altapore Shape, Dose IQ, Evo IQ, IQ Enterprise, Seprafilm and Starling are registered trademarks of Baxter International Inc.

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BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended June 30,
	2020	2019 (As Restated)	Change
NET SALES	$2,718	$2,834	(4)%
COST OF SALES	1,680	1,681	—%
GROSS MARGIN	1,038	1,153	(10)%
% of Net Sales	38.2%	40.7%	(2.5 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	590	641	(8)%
% of Net Sales	21.7%	22.6%	(0.9 pts)
RESEARCH AND DEVELOPMENT EXPENSES	117	166	(30)%
% of Net Sales	4.3%	5.9%	(1.6 pts)
OTHER OPERATING INCOME, NET	—	(4)	NM
OPERATING INCOME	331	350	(5)%
% of Net Sales	12.2%	12.4%	(0.2 pts)
INTEREST EXPENSE, NET	36	20	80%
OTHER EXPENSE, NET	6	4	50%
INCOME BEFORE INCOME TAXES	289	326	(11)%
INCOME TAX EXPENSE	42	13	223%
% of Income Before Income Taxes	14.5%	4.0%	10.5 pts
NET INCOME	247	313	(21)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	—	NM
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$246	$313	(21)%

EARNINGS PER SHARE
Basic	$0.48	$0.61	(21)%
Diluted	$0.48	$0.60	(20)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	509	510
Diluted	517	519

ADJUSTED OPERATING INCOME (excluding special items)¹	$436	$507	(14)%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$394	$483	(18)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$329	$436	(25)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.64	$0.84	(24)%
1 Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended June 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,038	$590	$117	$—	$331	$289	$42	$247	$246	$0.48
Reported percent of net sales (or percent of income before income taxes for income tax expense)	38.2%	21.7%	4.3%	—%	12.2%	10.6%	14.5%	9.1%	9.1%
Intangible asset amortization[1]	56	—	—	—	56	56	12	44	44	0.09
Business optimization items[2]	8	(7)	2	—	13	13	2	11	11	0.02
Acquisition and integration expenses[3]	4	(4)	(1)	—	9	9	2	7	7	0.01
European medical devices regulation[4]	8	—	—	—	8	8	2	6	6	0.01
Investigation and related costs[5]	—	(2)	—	—	2	2	—	2	2	0.00
Intangible asset impairment[6]	17	—	—	—	17	17	4	13	13	0.03
Adjusted	$1,131	$577	$118	$—	$436	$394	$64	$330	$329	$0.64
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	41.6%	21.2%	4.3%	—%	16.0%	14.5%	16.2%	12.1%	12.1%

The company’s U.S. GAAP results for the three months ended June 30, 2019 included special items which impacted the U.S. GAAP measures as follows:

	As Restated
	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,153	$641	$166	$(4)	$350	$326	$13	$313	$313	$0.60
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.7%	22.6%	5.9%	(0.1)%	12.4%	11.5%	4.0%	11.0%	11.0%
Intangible asset amortization[1]	45	—	—	—	45	45	9	36	36	0.07
Business optimization items[2]	10	(32)	(23)	—	65	65	13	52	52	0.10
Acquisition and integration expenses[3]	12	—	(2)	4	10	10	3	7	7	0.01
European medical devices regulation[4]	6	—	—	—	6	6	2	4	4	0.01
Intangible asset impairment[6]	31	—	—	—	31	31	7	24	24	0.05
Adjusted	$1,257	$609	$141	$—	$507	$483	$47	$436	$436	$0.84
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.4%	21.5%	5.0%	—%	17.9%	17.0%	9.7%	15.4%	15.4%

1The company’s results in 2020 and 2019 included intangible asset amortization expense of $56 million ($44 million, or $0.09 per diluted share, on an after-tax basis) and $45 million ($36 million, or $0.07 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2020 and 2019 included charges of $13 million ($11 million, or $0.02 per diluted share, on an after-tax basis) and $65 million ($52 million, or $0.10 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.
3The company’s results in 2020 included $9 million ($7 million, or $0.01 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of an in-process R&D asset. The company’s results in 2019 included $10 million ($7 million, or $0.01 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Claris and the RECOTHROM and PREVELEAK products in prior periods and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2020 and 2019 included costs of $8 million ($6 million, or $0.01 per diluted share, on an after-tax basis) and $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2021.
5The company’s results in 2020 included costs of $2 million ($2 million, or $0.00 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters.
6The company's results in 2020 and 2019 included charges of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) and $31 million ($24 million, or $0.05 per diluted share, on an after-tax basis) for asset impairments related to developed-technology intangible assets.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Six Months Ended June 30,
	2020	2019 (As Restated)	Change
NET SALES	$5,520	$5,472	1%
COST OF SALES	3,319	3,239	2%
GROSS MARGIN	2,201	2,233	(1)%
% of Net Sales	39.9%	40.8%	(0.9 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,218	1,242	(2)%
% of Net Sales	22.1%	22.7%	(0.6 pts)
RESEARCH AND DEVELOPMENT EXPENSES	263	295	(11)%
% of Net Sales	4.8%	5.4%	(0.6 pts)
OTHER OPERATING INCOME, NET	(20)	(37)	(46)%
OPERATING INCOME	740	733	1%
% of Net Sales	13.4%	13.4%	0.0 pts
INTEREST EXPENSE, NET	57	38	50%
OTHER (INCOME) EXPENSE, NET	16	(17)	NM
INCOME BEFORE INCOME TAXES	667	712	(6)%
INCOME TAX EXPENSE	87	57	53%
% of Income Before Income Taxes	13.0%	8.0%	5.0 pts
NET INCOME	580	655	(11)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	—	NM
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$578	$655	(12)%

EARNINGS PER SHARE
Basic	$1.14	$1.28	(11)%
Diluted	$1.12	$1.26	(11)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	508	511
Diluted	517	520

ADJUSTED OPERATING INCOME (excluding special items)¹	$964	$956	1%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$891	$935	(5)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$754	$830	(9)%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.46	$1.60	(9)%
1 Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the six months ended June 30, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$2,201	$1,218	$263	$(20)	$740	$667	$87	$580	$578	$1.12
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.9%	22.1%	4.8%	(0.4)%	13.4%	12.1%	13.0%	10.5%	10.5%
Intangible asset amortization[1]	108	—	—	—	108	108	23	85	85	0.16
Business optimization items[2]	18	(28)	1	17	28	28	5	23	23	0.04
Acquisition and integration expenses[3]	11	(7)	(22)	3	37	37	8	29	29	0.06
European medical devices regulation[4]	14	—	—	—	14	14	4	10	10	0.02
Investigation and related costs[5]	3	(16)	(1)	—	20	20	4	16	16	0.03
Intangible asset impairment[6]	17	—	—	—	17	17	4	13	13	0.03
Adjusted	$2,372	$1,167	$241	$—	$964	$891	$135	$756	$754	$1.46
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	43.0%	21.1%	4.4%	—%	17.5%	16.1%	15.2%	13.7%	13.7%

The company’s U.S. GAAP results for the six months ended June 30, 2019 included special items which impacted the U.S. GAAP measures as follows:

	As Restated
	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$2,233	$1,242	$295	$(37)	$733	$712	$57	$655	$655	$1.26
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.8%	22.7%	5.4%	(0.7)%	13.4%	13.0%	8.0%	12.0%	12.0%
Intangible asset amortization[1]	88	—	—	—	88	88	19	69	69	0.13
Business optimization items[2]	29	(40)	(34)	—	103	103	21	82	82	0.16
Acquisition and integration expenses[3]	17	(5)	(6)	4	24	24	6	18	18	0.04
European medical devices regulation[4]	10	—	—	—	10	10	3	7	7	0.01
Intangible asset impairment[6]	31	—	—	—	31	31	7	24	24	0.05
Insurance recoveries from a legacy product-related matter[7]	—	—	—	33	(33)	(33)	(8)	(25)	(25)	(0.05)
Adjusted	$2,408	$1,197	$255	$—	$956	$935	$105	$830	$830	$1.60
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.0%	21.9%	4.7%	—%	17.5%	17.1%	11.2%	15.2%	15.2%
1.The company’s results in 2020 and 2019 included intangible asset amortization expense of $108 million ($85 million, or $0.16 per diluted share, on an after-tax basis) and $88 million ($69 million, or $0.13 per diluted share, on an after-tax basis), respectively.
2.The company’s results in 2020 and 2019 included charges of $45 million ($40 million, or $0.07 per diluted share, on an after-tax basis) and $103 million ($82 million, or $0.16 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3.The company’s results in 2020 included $37 million ($29 million, or $0.06 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2019 included $24 million ($18 million, or $0.04 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Claris and the RECOTHROM and PREVELEAK products in prior periods and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities.
4.The company’s results in 2020 and 2019 included costs of $14 million ($10 million, or $0.02 per diluted share, on an after-tax basis) and $10 million ($7 million, or $0.01 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2021.
5.The company’s results in 2020 included costs of $20 million ($16 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions and related legal matters.
Additionally, the company recorded incremental stock compensation expense as it extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6.The company's results in 2020 and 2019 included charges of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) and $31 million ($24 million, or $0.05 per diluted share, on an after-tax basis) for asset impairments related to developed-technology intangible assets.
7.The company's results in 2019 included a benefit of $33 million ($25 million, or $0.05 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing agreement for a legacy product-related matter.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019 (As Restated)	% Growth @ Actual Rates	% Growth @ Constant Rates	2020	2019 (As Restated)	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,407	$1,519	(7)%	(5)%	$2,906	$2,928	(1)%	1%
EMEA	731	742	(1)%	1%	1,485	1,449	2%	5%
APAC	580	573	1%	5%	1,129	1,095	3%	7%
Total Baxter	$2,718	$2,834	(4)%	(1)%	$5,520	$5,472	1%	3%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Sales by GBU
(unaudited)
($ in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019 (As Restated)	% Growth @ Actual Rates	% Growth @ Constant Rates	2020	2019 (As Restated)	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$919	$907	1%	5%	$1,789	$1,761	2%	5%
Medication Delivery ²	612	689	(11)%	(9)%	1,302	1,323	(2)%	0%
Pharmaceuticals ³	485	538	(10)%	(7)%	1,012	1,048	(3)%	(1)%
Clinical Nutrition [4]	219	215	2%	5%	439	420	5%	7%
Advanced Surgery [5]	168	231	(27)%	(27)%	392	430	(9)%	(8)%
Acute Therapies [6]	186	132	41%	45%	342	261	31%	34%
Other[7]	129	122	6%	7%	244	229	7%	8%
Total Baxter	$2,718	$2,834	(4)%	(1)%	$5,520	$5,472	1%	3%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended June 30,
	2020			2019 (As Restated)			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$209	$710	$919	$196	$711	$907	7%	(0)%	1%
Medication Delivery	401	211	612	441	248	689	(9)%	(15)%	(11)%
Pharmaceuticals	212	273	485	235	303	538	(10)%	(10)%	(10)%
Clinical Nutrition	78	141	219	79	136	215	(1)%	4%	2%
Advanced Surgery	94	74	168	143	88	231	(34)%	(16)%	(27)%
Acute Therapies	72	114	186	44	88	132	64%	30%	41%
Other	61	68	129	55	67	122	11%	1%	6%
Total Baxter	$1,127	$1,591	$2,718	$1,193	$1,641	$2,834	(6)%	(3)%	(4)%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2020			2019 (As Restated)			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$413	$1,376	$1,789	$388	$1,373	$1,761	6%	0%	2%
Medication Delivery	862	440	1,302	847	476	1,323	2%	(8)%	(2)%
Pharmaceuticals	443	569	1,012	467	581	1,048	(5)%	(2)%	(3)%
Clinical Nutrition	160	279	439	156	264	420	3%	6%	5%
Advanced Surgery	231	161	392	263	167	430	(12)%	(4)%	(9)%
Acute Therapies	132	210	342	92	169	261	43%	24%	31%
Other	103	141	244	100	129	229	3%	9%	7%
Total Baxter	$2,344	$3,176	$5,520	$2,313	$3,159	$5,472	1%	1%	1%

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Six Months Ended June 30,
	2020	2019 (As Restated)
Cash flows from operations - continuing operations	$648	$580
Capital expenditures	(316)	(338)
Free cash flow - continuing operations	$332	$242
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended June 30, 2019 to The Three Months Ended June 30, 2020
(unaudited)

	Net Sales Growth As Reported	Seprafilm	FX	Operational Sales Growth*
Renal Care	1%	0%	4%	5%
Medication Delivery	(11)%	0%	2%	(9)%
Pharmaceuticals	(10)%	0%	3%	(7)%
Clinical Nutrition	2%	0%	3%	5%
Advanced Surgery	(27)%	(10)%	0%	(37)%
Acute Therapies	41%	0%	4%	45%
Other	6%	0%	1%	7%
Total Baxter	(4)%	(1)%	3%	(2)%

U.S.	(6)%	(1)%	0%	(7)%
International	(3)%	(1)%	4%	1%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Six Months Ended June 30, 2019 to The Six Months Ended June 30, 2020
(unaudited)

	Net Sales Growth As Reported	Seprafilm	FX	Operational Sales Growth*
Renal Care	2%	0%	3%	5%
Medication Delivery	(2)%	0%	2%	0%
Pharmaceuticals	(3)%	0%	2%	(1)%
Clinical Nutrition	5%	0%	2%	7%
Advanced Surgery	(9)%	(8)%	1%	(16)%
Acute Therapies	31%	0%	3%	34%
Other	7%	0%	1%	8%
Total Baxter	1%	(1)%	2%	3%

U.S.	1%	(1)%	0%	0%
International	1%	0%	4%	4%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Full Year 2020 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and
Projected Full Year 2020 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	FY 2020*
Sales Growth - U.S. GAAP	(1)% - 1%
Seprafilm	(1)% - 0%
Foreign exchange	1% - 2%
Sales Growth - Operational	0% - 3%
*Totals may not foot due to rounding

Earnings Per Share Guidance	FY 2020*
Earnings per Diluted Share - U.S. GAAP	$2.40 - $2.50
Estimated intangible asset amortization	$0.34
Estimated business optimization charges	$0.08
Estimated acquisition and integration expenses	$0.07
Estimated investigation and related costs	$0.04
Estimated European medical devices regulation	$0.05
Intangible asset impairment	$0.03
Earnings per Diluted Share - Adjusted	$3.00 - 3.10
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the full year of 2020 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur in 2020.